Exhibit 99

From: Rick James (media)
          414-221-4444

          Colleen F. Henderson, CFA (analysts)
          414-221-2592
          colleen.henderson@wisconsinenergy.com

          Feb. 3, 2009

Wisconsin Energy Corporation posts fourth quarter
and full-year results for 2008

MILWAUKEE - Wisconsin Energy (NYSE: WEC) today reported earnings from continuing operations of $100 million or 85 cents per share for the fourth quarter of 2008. This compares with earnings from continuing operations of $95 million or 80 cents per share for the final quarter of 2007.

Fourth quarter revenues were $1.20 billion in 2008, compared with $1.15 billion in the same period last year. For the full year 2008, revenues were $4.43 billion, compared with $4.24 billion in 2007.

Wisconsin Energy's 2008 earnings from continuing operations totaled $359 million or $3.03 per share. In 2007, earnings from continuing operations were $336 million or $2.84 per share.

Retail sales of electricity in 2008 decreased by 2.2 percent as compared with the previous year. Use of electricity by residential customers was down by 1.6 percent in 2008 - in large part because of cool summer weather. Commercial and industrial electric sales declined by 2.5 percent as compared with the prior year - a reflection of the slowdown in the economy.

Positive factors contributing to the company's 2008 earnings were effective cost controls, strong customer demand for natural gas driven by the cold winter weather and income stemming from the commercial operation of the newest generating unit at Port Washington.

"I'm very pleased with our overall performance," said Gale Klappa, chairman, president and chief executive officer. "From customer satisfaction to network reliability to progress on our Power the Future plan, the company made great strides during the year. And in a tough economy, we posted solid financial results."

Earnings per share listed in this news release are on a fully diluted basis.

Conference Call

A conference call is scheduled for 1 p.m. Central time on Tuesday, Feb. 3, 2009. The presentation will review 2008 fourth quarter and year-end earnings and will discuss the company's outlook for the future.

All interested parties, including stockholders, the news media and the general public, are invited to listen to the presentation. The conference call may be accessed by dialing 877-856-1955 up to 15 minutes before the call begins. International callers may dial 719-325-4774. The confirmation code is 5613449. Access also may be gained through the company's Web site (www.wisconsinenergy.com). Click on the icon for the "Year-end Earnings Release & Conference Call" and select "webcast audio." In conjunction with this earnings announcement, Wisconsin Energy will post on its Web site a package of detailed financial information on its fourth quarter and year-end performance. The materials will be available at 7:30 a.m. Central time on Feb. 3. An archive of the presentation will be available on the Web site after the call. A replay of the audio portion of the presentation will be available approximately two hours following the conclusion of the presentation and will be accessible through Feb. 10, 2009. Domestic callers should dial 888-203-1112. International callers should dial 719-457-0820. The replay confirmation code is 5613449.

Wisconsin Energy Corporation (NYSE: WEC), based in Milwaukee, is one of the nation's premier energy companies, serving more than 1.1 million electric customers in Wisconsin and Michigan's Upper Peninsula and more than 1 million natural gas customers in Wisconsin. The company's principal utilities are We Energies and Edison Sault Electric. The company's non-utility businesses include renewable energy technology and real estate development.

Wisconsin Energy Corporation (www.wisconsinenergy.com), a component of the S&P 500, has more than $11 billion of assets, approximately 5,000 employees and more than 50,000 stockholders of record.

Tables Follow

WISCONSIN ENERGY CORPORATION
CONSOLIDATED CONDENSED INCOME STATEMENTS

	Three Months Ended December 31		Year Ended December 31

	2008	2007	2008	2007

	(Millions of Dollars, Except Per Share Amounts)

Operating Revenues	$1,200.6	$1,148.7	$4,431.0	$4,237.8

Operating Expenses
Fuel and purchased power	260.3	280.3	1,240.7	996.4
Cost of gas sold	379.5	342.3	1,221.3	1,052.7
Other operation and maintenance	338.3	243.8	1,361.5	1,135.3
Depreciation, decommissioning
and amortization	84.5	77.3	326.8	328.2
Property and revenue taxes	27.2	25.7	108.2	103.2

Total Operating Expenses	1,089.8	969.4	4,258.5	3,615.8

Amortization of Gain	84.7	6.5	488.1	6.5

Operating Income	195.5	185.8	660.6	628.5

Equity in Earnings of Transmission Affiliate	13.8	11.0	51.8	43.1
Other Income (Expense), net	(8.6)	1.1	17.0	48.9
Interest Expense, net	40.3	40.4	153.7	167.6

Income from Continuing
Operations Before Income Taxes	160.4	157.5	575.7	552.9

Income Taxes	60.3	62.9	217.1	216.4

Income from Continuing Operations	100.1	94.6	358.6	336.5

Income (Loss) from Discontinued
Operations, Net of Tax	0.3	(0.3)	0.5	(0.9)

Net Income	$100.4	$94.3	$359.1	$335.6

Earnings Per Share (Basic)
Continuing operations	$0.86	$0.81	$3.06	$2.88
Discontinued operations	-	-	0.01	(0.01)

Total Earnings Per Share (Basic)	$0.86	$0.81	$3.07	$2.87

Earnings Per Share (Diluted)
Continuing operations	$0.85	$0.80	$3.03	$2.84
Discontinued operations	-	-	0.01	(0.01)

Total Earnings Per Share (Diluted)	$0.85	$0.80	$3.04	$2.83

Weighted Average Common
Shares Outstanding (Millions)
Basic	116.9	116.9	116.9	116.9
Diluted	117.9	118.4	118.2	118.5

Dividends Per Share of Common Stock	$0.27	$0.25	$1.08	$1.00

WISCONSIN ENERGY CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS

	December 31, 2008	December 31, 2007

	(Millions of Dollars)
Assets

Net Property, Plant and Equipment	$8,517.0	$7,681.2

Investments
Restricted cash	172.4	323.5
Equity investment in transmission affiliate	276.3	238.5
Other	41.6	42.7

Total Investments	490.3	604.7

Current Assets
Cash and cash equivalents	32.5	27.4
Restricted cash	214.1	408.1
Accounts receivable	369.5	361.8
Accrued revenues	341.2	312.2
Materials, supplies and inventories	344.7	361.3
Regulatory assets	82.5	164.7
Prepayments and other	308.6	214.2

Total Current Assets	1,693.1	1,849.7

Deferred Charges and Other Assets
Regulatory assets	1,261.1	961.6
Goodwill, net	441.9	441.9
Other	214.4	181.2

Total Deferred Charges and Other Assets	1,917.4	1,584.7

Total Assets	$12,617.8	$11,720.3

Capitalization and Liabilities

Capitalization
Common equity	$3,336.9	$3,099.2
Preferred stock of subsidiary	30.4	30.4
Long-term debt	4,074.7	3,172.5

Total Capitalization	7,442.0	6,302.1

Current Liabilities
Long-term debt due currently	61.8	352.8
Short-term debt	602.3	900.7
Accounts payable	441.0	478.3
Regulatory liabilities	310.8	563.1
Other	318.9	207.9

Total Current Liabilities	1,734.8	2,502.8

Deferred Credits and Other Liabilities
Regulatory liabilities	1,084.4	1,314.3
Deferred income taxes - long-term	814.0	551.7
Deferred revenue, net	545.4	347.7
Pension and other benefit obligations	635.0	310.1
Other	362.2	391.6

Total Deferred Credits and Other Liabilities	3,441.0	2,915.4

Total Capitalization and Liabilities	$12,617.8	$11,720.3

WISCONSIN ENERGY CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

	Year Ended December 31

	2008	2007

	(Millions of Dollars)
Operating Activities
Net income	$359.1	$335.6
Reconciliation to cash
Depreciation, decommissioning and amortization	332.3	338.0
Deferred income taxes and investment tax credits, net	296.6	20.4
Working capital and other	(251.0)	(161.5)

Cash Provided by Operating Activities	737.0	532.5

Investing Activities
Capital expenditures	(1,137.1)	(1,211.5)
Change in restricted cash	345.1	-
Unrestricted proceeds from asset sales	14.3	783.9
Other investing activities, net	(129.2)	(115.6)

Cash Used in Investing Activities	(906.9)	(543.2)

Financing Activities
Common stock issued (repurchased), net	(11.4)	(31.7)
Dividends paid on common stock	(126.3)	(116.9)
Change in debt, net	316.8	148.4
Other financing activities, net	(4.1)	1.3

Cash Provided by Financing Activities	175.0	1.1

Change in Cash	5.1	(9.6)

Cash at Beginning of Year	27.4	37.0

Cash at End of Year	$32.5	$27.4